Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-269585) of Vista Energy, S.A.B. de C.V. of our report dated April 24, 2023 (except for note 2.6 as to which date is April 23, 2024), with respect to the consolidated financial statements of Vista Energy, S.A.B. de C.V., included in this Annual Report (Form 20-F) of Vista Energy, S.A.B. de C.V. for the year ended December 31, 2023.

/s/ Mancera, S.C.

Mancera, S.C. Member of Ernst & Young Global Limited
México, Mexico City

April 23, 2024